Response to Item 77D

Eaton Vance Atlanta Capital Horizon
Growth Fund
Material changes to the investment policies of the Fund are described in the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and is incorporated herein by reference.